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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2002
                                                  ----------------

                             Zeppelin Software, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-26373                  98-0196717
-----------------------------   ------------------------   ---------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification No.)

7061 Dunraven Lane S.W., Port Orchard, Washington                     98367
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   (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (253) 709-2494
                                                    --------------

Item 1. Changes in Control of Registrant.

(a) A change in control of 8 million shares of the securities of Zeppelin Software, Inc. ("the Company") occurred on October 9, 2002. Ms. Barbara Eisinger sold 2,000,000 shares to Paradon Capital, Inc. for a consideration of $0.001 per share, total of $2,000. Mr. Hermann Orth sold 2,000,000 shares to Paradon Capital, Inc. for a consideration of $0.001 per share, total of $2,000. Mr. Donald J. Cheney sold 1,000,000 shares to Victor Nikolaev for a consideration of $0.001 per share, total of $1,000. Mr. Paul Minichiello sold 3,000,000 shares, 1,000,000 shares to Igor Rybakov, and 2,000,000 shares to ALX Capital Group, Ltd., all for a consideration of $0.001 per share, total of $3,000. The selling shareholders disposed of all of their owners' shares in Zeppelin. The new shareholders are involved because of their expertise in the oil and gas business and ability to help seek funding to acquire oil and gas properties. Additional consideration for the transfer was given by the Company. Zeppelin Software, Inc. issued a two (2) year option on one hundred thousand (100,000) shares to each of the vendors, Barbara Eisinger, Hermann Orth, Donald J. Cheney, and Paul Minichiello, exercisable only in the second year at $3.00 USF per share.

The transfer of shares by the owners was initiated as a result of an exhaustive review by the Company's Board of Directors and subsequent decision to focus its resources and management efforts on pursuing, in addition to markets for 3G wireless microwave products, opportunities in the oil and gas industry. The Company gave options to the previous owners as incentive to sell their shares to the new people who will help with this additional focus. The new shareholders will be instrumental in helping to seek funding for the company as well as provide direction for the acquisition new oil and gas prospects. In keeping with this strategy, the Board of Directors has authorized a change in the Company's name to Zeppelin Energy Inc. and the new controlling shareholders intend to execute a Consent to amend the Articles of Incorporation to

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authorize the change of name.

In addition to maintaining its focus on wireless technology, which is currently experiencing a down-turn, the Company intends to attempt to acquire high quality oil and gas properties, primarily "proved producing and proved undeveloped reserves" in the United States, Canada, and other foreign oil producing countries, especially South America. Domestically, the Company will also explore low-risk development drilling and workover opportunities with experienced, strong operators. The Company also hopes to build long-term relationships with strategic partners and institutional investors and capture a significant position in the oil and gas industry in hopes of offering meaningful returns to its shareholders that would add to returns brought about by the sale of its wireless products. The Company will attempt to finance oil and gas operations through a combination of privately placed debt and/or equity. There can be no assurance that the Company will be successful in finding financing, or even if financing is found, that the Company will be successful in acquiring oil and/or gas assets that result in profitable operations.

In an attempt to execute on this additional focus, Zeppelin is attempting to build a team of oil and gas professionals with financial, operating, and management experience. Two new Directors, each with oil and gas finance and merchant banking backgrounds have been appointed.

No loans were made by the purchasers of the shares to pay the selling shareholders. In addition, no arrangements have been made by the new shareholders as to how they will control the Company, or vote their stock, other than as mentioned above.

(b) The following table sets forth certain information as of October 9, 2002 with respect to the number of shares of the Common Stock beneficially owned by:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each of the directors of the Company; and
(iii) all of the directors and executive officers of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days of the date of this Report.

NAME, POSITION,                       AMOUNT AND NATURE OF
AND ADDRESS (1)                       BENEFICIAL OWNERSHIP      PERCENT OF CLASS
--------------------------------------------------------------------------------
Ken Thorpe                                400,000(2)                 4.7%
President and Director
Matt Krzyczkowski                         400,000(3)                 4.7%
Director and Vice President
Dr. Jack McKinley Wilson                   25,000(4)                 0.3%
Director
Donald J. Cheney                          229,500(5)                 2.7%
Secretary, Treasurer, Director
Victor Nikolaev (6)                     1,000,000                   11.8%
Igor Rybakov (7)                        1,000,000                   11.8%
ALX Capital Group, Ltd. (8)             2,000,000                   23.5%
Paradon Capital, Inc. (9)               4,000,000                   47.0%
All Directors and Officers
       as a Group                       1,054,500                   12.4%

(1) The address for the executive officers and directors of the Company is 7061 Dunraven Lane S.W., Port Orchard, WA 98367.
(2) Includes 400,000 options issued under the Company's 1998 Non-Qualified Stock Option Plan to

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purchase shares of the Company's Common Stock at an exercise price of $1.00 per share.
(3) Includes 400,000 options issued under the Company's 1998 Non-Qualified Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $1.00 per share.
(4) Includes 25,000 options issued under the Company's 1998 Non- Qualified Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $1.00 per share.
(5) Includes 100,000 options issued under the Company's 1998 Non-Qualified Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $1.00 per share, and a two (2) year option to purchase 100,000 shares of the Company's Common Stock at the exercise price of $3.00 a share, exercisable only in the second year, granted on October 9, 2002.
(6) 3101-1068 Hornby Street, Vancouver, BC, V6Z 2Y7, Canada.
(7) 206-1234 Pendrell Street, Vancouver, BC, V6E 1L6, Canada.
(8) Condor House, 19 West Street North, Nassau, Bahamas. Galina Klotchkova is the sole owner of ALX Captial Group, Ltd. Her address is the same as the company.
(9) 48 Paradise Heights, St. James, Barbados, West Indies. The ONLY shareholder of Paradon Capital, Inc. is Ambergris Investments, Inc., whose Beneficial Owner is Mr. Barry Russell, 25 Struen Marie Street, Kareela, New South Wales 2232, Australia. The address for Ambergris Investments, Inc. is 27 Reid Street, P.O. Box HM 3051, Hamilton HM NX, Bermuda.

The new basis of control of the new shareholders as a group is @ 94% of the common shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Zeppelin Software, Inc.

                                   By:  /s/ Donald J. Cheney
                                        -------------------------------------
                                        Donald J. Cheney
                                        Secretary/Treasurer/Director


Dated:  October 30, 2002